UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

Black Creek Industrial REIT IV Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-200594	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry Into a Material Definitive Agreement.

The Advisory Agreement

Black Creek Industrial REIT IV Inc. (referred to herein as the “Company,” “we,” “our,” or “us”), BCI IV Operating Partnership LP (the “Operating Partnership”), and BCI IV Advisors LLC (the “Advisor”) previously entered into the Fifth Amended and Restated Advisory Agreement, dated March 5, 2018, pursuant to which the Advisor performs certain duties and responsibilities as a fiduciary of the Company and its stockholders.  The agreement has a term of one year, subject to renewal for an unlimited number of one-year periods. On June 13, 2018, the Company, the Operating Partnership and the Advisor entered into the Amended and Restated Advisory Agreement 2018 (the “Advisory Agreement”) in order to renew the Advisory Agreement for an additional one-year term expiring June 13, 2019 and to amend certain of the terms related to the reimbursement of expenses.

The Advisory Agreement amended the terms pursuant to which the Advisor will pay and be reimbursed for the payment of organization and offering expenses on the Company’s behalf.  Per the terms of the Advisory Agreement, the Advisor has extended the duration of its prior agreement to advance all of the Company’s organization and offering expenses on the Company’s behalf, excluding upfront selling commissions, dealer manager fees and distribution fees, through December 31, 2018 (the Advisor had previously agreed to advance these expenses through June 30, 2018). The Company will reimburse the Advisor for all such advanced expenses ratably over the 60 months following December 31, 2018. Beginning January 1, 2019, the Company will reimburse the Advisor for any organization and offering expenses that it incurs on the Company’s behalf as and when incurred. After the termination of the primary offering and again after termination of the offering under the Company’s distribution reinvestment plan, the Advisor has agreed to reimburse the Company to the extent that the organization and offering expenses that the Company has incurred exceed 15% of the Company’s gross proceeds from the applicable offering. Any organization and offering expenses reimbursed by the Company which are deemed underwriting compensation will be subject to the 10% limit on underwriting compensation imposed by the Financial Industry Regulatory Authority.

In addition, the Advisory Agreement amended the terms pursuant to which the Advisor will be reimbursed for acquisition expenses, such that until December 31, 2019, the Advisor will defer reimbursement of all or a portion of acquisition expenses incurred or paid on the Company’s behalf if, in a given month, the reimbursement of acquisition expenses to the Advisor would cause the net asset value (“NAV”) per share to be lower than the lesser of $10.00 or the NAV per share calculated for the prior month, which we refer to as a shortfall.  If the reimbursement would result in a shortfall, then the Advisor will defer reimbursement of acquisition expenses in the amount necessary to prevent a shortfall for such month.  The Advisor will be reimbursed for any such unreimbursed acquisition expenses ratably over the eighteen months following December 31, 2019.

Following the termination of the Advisory Agreement, in addition to other amounts payable to the Advisor, the Advisor will be entitled to receive, subject to limitations on repayment set forth in the Company’s charter, all unpaid reimbursements of expenses, including any acquisition expenses that have not yet been reimbursed due to the Advisor’s agreement to defer reimbursement as described above and any organization and offering expenses that have not been reimbursed due to the Advisor’s agreement to advance such expenses as described above.

The Partnership Agreement

The Company and BCI IV Advisors Group LLC (the “Sponsor”), the Company’s sponsor, previously entered into the Third Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated March 5, 2018  (the “Partnership Agreement”).  The Sponsor is the holder of a separate series of partnership interests in the Operating Partnership with special distribution rights (the “Special Units”).  Pursuant to the Partnership Agreement, so long as the Advisory Agreement, as amended from time to time, has not been terminated, in consideration for the services provided by the Advisor on the Company’s behalf, the Sponsor will be eligible to receive a performance based amount in the form of an allocation and distribution (the “Performance Component”). The Performance Component will only be payable if certain hurdles are met, as set forth in the Partnership Agreement.  The Performance Component will be paid to the Sponsor as a performance participation interest with respect to the Special Units, or, at the election of the Sponsor, will be paid instead to the Advisor as a fee, as set forth in the Partnership Agreement and the Advisory Agreement.  On June 13, 2018, the Company and the Sponsor entered into the Fourth Amended and Restated Limited Partnership of the Operating Partnership (the “Amended and Restated Partnership Agreement”) in order to further clarify that the Performance Component (a) will not be calculated, accrued or paid with respect to any year in which the Company has not determined an initial NAV per share in accordance with the Company’s valuation procedures, (b) will begin to be calculated and accrued from and after the Company’s determination of the initial NAV per share, and (c) will be calculated for the entirety of the year in which the initial NAV per share is determined, using a beginning NAV per share of $10.00 as of January 1st. As described below, the Company initially determined a new NAV per share as of May 31, 2018 and used a beginning NAV as of January 1, 2018 equal to $10.00 per share for purposes of beginning to accrue the Performance Component.

The preceding summary does not purport to be a complete summary of the Advisory Agreement and the Amended and Restated Partnership Agreement and is qualified in its entirety by reference to the Advisory Agreement and the Amended and Restated Partnership Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01    Other Events.

In addition to providing information regarding the amended and restated agreements described above, we are filing this Current Report on Form 8-K in order to disclose the most recent transaction price and NAV per share, as determined in accordance with the Company’s valuation procedures, for each of its classes of common stock.  A copy of the Company’s valuation procedures is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

July 1, 2018 Transaction Price

The transaction price for each share class of our common stock for subscriptions accepted as of July 1, 2018 (and distribution reinvestment plan issuances as of June 29, 2018 and share redemptions as of June 30, 2018) is as follows:

Share Class	Transaction Price (per share)
Class T	$10.0032
Class W	$10.0032
Class I	$10.0032

The transaction price for each of our share classes is equal to such class’s NAV per share as of May 31, 2018. A calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.

May 31, 2018 NAV Per Share

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.blackcreekindustrialiv.com and is also available on our toll-free, automated telephone line at (888) 310-9352. Please see our valuation procedures, filed as Exhibit 99.1 to this Current Report on Form 8-K, for a more detailed description of our valuation procedures, including important disclosure regarding real property valuations provided by Altus Group U.S. Inc. (the “Independent Valuation Firm”). All parties engaged by us in the calculation of our NAV, including the Advisor, are subject to the oversight of our board of directors. Generally, all of our real properties are appraised once each calendar year by third party appraisal firms in accordance with our valuation procedures and such appraisals are reviewed by our Independent Valuation Firm.

As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”) held by third parties (if any), and “Aggregate Fund NAV” means the NAV of all of the Fund Interests.

The following table sets forth the components of total NAV as of May 31, 2018:

(in thousands)	As of May 31, 2018
Real estate properties	$49,700
Cash and other assets, net of other liabilities	12,053
Debt obligations	—
Aggregate Fund NAV	$61,753
Total Fund Interests outstanding	6,173

The following table sets forth the NAV per Fund Interest as of May 31, 2018:

(in thousands, except per Fund Interest data)	Total	Class T Shares	Class I Shares	Class W Shares
As of May 31, 2018
Monthly NAV	$61,753	$58,764	$2,926	$63
Fund Interests outstanding	6,173	5,875	292	6
NAV Per Fund Interest	$10.0032	$10.0032	$10.0032	$10.0032

The valuation for our real properties as of May 31, 2018 was provided by the Independent Valuation Firm in accordance with our valuation procedures and determined starting with the acquisition price of our real properties, which was adjusted based on subsequent events and assumptions used by the Independent Valuation Firm. Certain key assumptions that were used by our Independent Valuation Firm in the discounted cash flow analysis are set forth in the following table:

Weighted-Average Rates
Exit capitalization rate	4.90%
Discount rate/internal rate of return	6.13%

In addition, the Independent Valuation Firm assumed a weighted-average holding period for our real properties of 10.6 years.

A change in the rates used would impact the calculation of the value of our real properties. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties:

Input	Hypothetical Change	Increase (Decrease) to the NAV
Exit capitalization rate (weighted-average)	0.25% decrease	3.81%
	0.25% increase	(3.44)%
Discount rate (weighted-average)	0.25% decrease	2.20%
	0.25% increase	(2.14)%

Risk Factors

In addition to the other information set forth in this Current Report on Form 8-K, you should carefully consider the risk factors concerning our NAV discussed in “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent periodic and current reports filed with the SEC.  The following risk factors update the risk factors concerning our NAV disclosed in our Annual Report on Form 10-K for the year ended December 31, 2017:

No rule or regulation requires that we calculate our NAV in a certain way, and our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures. In addition, because we do not include organization and offering expenses and acquisition expenses for which the Advisor has agreed to defer reimbursement in our calculation of NAV, our NAV will be higher during the period of the deferral than it would otherwise be but for the deferral by the Advisor and may decrease once such deferral ends.

There are no existing rules or regulatory bodies that specifically govern the manner in which we calculate our NAV. As a result, it is important that you pay particular attention to the specific methodologies and assumptions we will use to calculate our NAV. Other public REITs may use different methodologies or assumptions to determine their NAV. In addition, each year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures and may, at any time, adopt changes to the valuation procedures. For example, we do not currently include any enterprise value or real estate acquisition costs in our assets calculated for purposes of our NAV. If we acquire real property assets as a portfolio, we may pay a premium over the amount that we would pay for the assets individually. In addition, we will not include organization and offering expenses (other than selling commissions, dealer manager fees and distribution fees) incurred through December 31, 2018 in our calculation of NAV for periods through December 31, 2018, but rather will amortize them to expense on a straight-line basis over the five years following December 31, 2018. Beginning January 1, 2019, all organization and offering expenses (other than selling commissions, dealer manager fees and distribution fees, which will affect the NAV as indicated below) incurred, as well as those expenses incurred prior to January 1, 2019 which will be amortized, will reduce NAV as part of our estimated income and expense accruals. We have adopted this methodology due to the Advisor’s agreement to advance all such organization and offering expenses through December 31, 2018 and to be reimbursed by us for such advanced organization and offering expenses ratably over the sixty months following December 31, 2018. Similarly, for NAV calculation purposes, any acquisition expenses incurred or paid through December 31, 2019 which have not been reimbursed to the Advisor will not reduce NAV for periods through December 31, 2019, but rather will be amortized to expense on a straight-line basis over the eighteen months following December 31, 2019. Beginning January 1, 2020, all acquisition expenses incurred, as well as those expenses incurred prior to January 1, 2020, which will be amortized, will reduce NAV as part of our estimated income and expense accruals. We have adopted this methodology due to the Advisor’s agreement to defer reimbursement of all or a portion of acquisition expenses incurred or paid on our behalf if, in a given month, the reimbursement of acquisition expenses to the Advisor would cause the NAV per share to be lower than the lesser of $10.00 or the NAV per share calculated for the prior month, which we refer to as a shortfall. If the reimbursement would result in a shortfall, then the Advisor will defer reimbursement of acquisition expenses in the amount necessary to prevent a shortfall for such month.  The Advisor will be reimbursed for any such unreimbursed acquisition expenses ratably over the eighteen months following December 31, 2019. Accordingly, during the period of the Advisor’s deferral of the reimbursement of organization and offering expenses and acquisition expenses, our NAV will be higher than it would otherwise be but for the deferral, and may decrease once such deferral ends. Investors should consider this when determining to purchase shares of our common stock during the period of the deferral. As of May 31, 2018, the Advisor had incurred organization and offering expenses and acquisition expenses for which the Advisor had deferred reimbursement in an aggregate amount equal to $5.9 million. Our board of directors may change these or other aspects of our valuation procedures, which changes may have an adverse effect on our NAV and the price at which you may sell shares to us under our share redemption program. See our valuation procedures, filed as Exhibit 99.1 to this Current Report on Form 8-K, for more details regarding our valuation methodologies, assumptions and procedures.

New acquisitions may be valued for purposes of our NAV at less than what we pay for them, which would dilute our NAV and deferred reimbursements of acquisition expenses will dilute our NAV when repaid to the Advisor.

Pursuant to our valuation procedures, the acquisition price of newly acquired properties will serve as our appraised value for the year of acquisition, and thereafter will be part of the rotating appraisal cycle such that they are appraised at least every calendar year. This is true whether the acquisition is funded with cash, equity or a combination thereof. However, the Independent Valuation Firm always has the ability to adjust property valuations for purposes of our NAV from the most recent appraised value. Similarly, if the Independent Valuation Firm believes that the purchase price for a recent acquisition does not reflect the current value of the property, the Independent Valuation Firm has the ability to adjust the valuation for purposes of our NAV downwards immediately after acquisition. Even if the Independent Valuation Firm does not adjust the valuation downwards immediately following the acquisition, when we obtain an appraisal on the property, it may not appraise at a value equal to the purchase price. Accordingly, the value of a new acquisition as established under our valuation procedures could be less than what we pay for it, which could negatively affect our NAV. Large portfolio acquisitions, in particular, may require a “portfolio premium” to be paid by us in order to be a competitive bidder, and this “portfolio premium” may not be taken into consideration in calculating our NAV. In addition, acquisition expenses we incur in connection with new acquisitions will negatively impact our NAV. The Advisor has agreed to defer reimbursement of all or a portion of acquisition expenses incurred or paid on our behalf if, in a given month, the reimbursement of acquisition expenses to the Advisor would cause the NAV per share to be lower than the lesser of $10.00 or the NAV per share calculated for the prior month, which we refer to as a shortfall. If the reimbursement would result in a shortfall, then the Advisor will defer reimbursement of acquisition expenses in the amount necessary to prevent a shortfall for such month.  The Advisor will be reimbursed for any such unreimbursed acquisition expenses ratably over the eighteen months following December 31, 2019. Accordingly, during the period of the Advisor’s deferral of the reimbursement of acquisition expenses, our NAV will be higher than it would otherwise be but for the deferral, and may decrease once such deferral ends.  Investors should consider this when determining to purchase shares of our common stock during the period of the deferral. As of May 31, 2018, the Advisor had incurred acquisition expenses for which the Advisor had deferred reimbursement in an amount equal to $1.6 million. We may make acquisitions (with cash or equity) of any size without stockholder approval, and such acquisitions may be dilutive to our NAV.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include forward-looking assumptions and methodologies used to determine our NAV per share. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements are generally identifiable by the use of the words

“may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause our results to vary are general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective tenants, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in our current and any proposed market areas, tenants’ ability to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, tenant bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1*	Amended and Restated Advisory Agreement (2018), dated June 13, 2018, by and among Black Creek Industrial REIT IV Inc., BCI IV Operating Partnership LP and BCI IV Advisors LLC

10.2*	Fourth Amended and Restated Limited Partnership Agreement of BCI IV Operating Partnership LP, dated June 13, 2018

99.1*	Net Asset Value Calculation and Valuation Procedures

*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

June 15, 2018	By:	/s/ THOMAS G. MCGONAGLE
		Name:	Thomas G. McGonagle
		Title:	Managing Director, Chief Financial Officer